Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contacts:	Media Contact:

AngioDynamics Inc. Caitlin Stefanik (518) 795-1418 cstefanik@angiodynamics.com	EVC Group, Inc. Doug Sherk; Chris Dailey (646) 445-4801 dsherk@evcgroup.com cdailey@evcgroup.com	EVC Group, Inc. Dave Schemelia (646) 201-5431 dave@evcgroup.com

AngioDynamics Reports Fiscal 2016 Second Quarter Results

•	Net sales of $89.2 million
•	GAAP loss of $0.01 per share; Non-GAAP adjusted EPS of $0.14
•	Operating cash generation of $9.6 million

ALBANY, N.Y., (January 7, 2016) – AngioDynamics (NASDAQ: ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, surgery, peripheral vascular disease and oncology, today reported financial results for the second quarter of fiscal year 2016 ended November 30, 2015.

"In the second quarter, we managed the business effectively, despite lingering headwinds, and generated net sales of $89.2 million and adjusted EPS of $0.14, both of which were in the mid-range of our guidance," commented Joseph M. DeVivo, president and chief executive officer. "Our team has worked diligently to build a culture committed to quality and compliance and, in the quarter, our efforts were validated when the FDA removed the remaining warning letters against the Company. Additionally, we continue to execute our operational excellence plans and expect to complete the manufacturing transition from Queensbury to Glens Falls in January, which will further increase our operating leverage and improve cash flow generation. AngioDynamics now has a strong operational and regulatory foundation that we believe will contribute to top line growth, margin expansion and continued strong cash flow from operations.

"From a products perspective, overall Peripheral Vascular business grew 3%, driven by a strong performance in Thrombus Management, which grew 17%. In addition, BioFlo continued to grow across all product segments in our Vascular Access business, including a strong sales quarter for our midline and dialysis products. BioFlo now represents 41% of our Vascular Access franchise. In Oncology/Surgery, our growth driver products, Microwave and NanoKnife, showed significant procedural and utilization growth offsetting slower capital sales. We believe procedural and utilization growth are a better indication of the opportunity for those two products.

"As we begin the second half of our fiscal year, we are moving past the Morpheus withdrawal and foreign currency headwinds that have impacted our recent top line performance. We are now fully focused on building on our improved operational foundation to continue our commercial momentum, especially with our growth driver products."

Second Quarter 2016 Financial Results
Net sales for the fiscal second quarter were $89.2 million, compared with $92.1 million a year ago. On a constant currency basis and excluding the impact of the Morpheus product discontinuance, sales were down 1% compared to the second quarter last year.

The following comparisons exclude the BSC supply agreement.

Peripheral Vascular net sales in the second quarter were $51.1 million compared to $49.4 million in the fiscal year 2015 second quarter. Vascular Access net sales were $25.0 million compared to $28.0 million a year ago. Oncology/Surgery net sales were $12.4 million compared to $13.6 million in the prior year's second quarter. Overall, net sales in the U.S. were $70.7 million compared to $72.1 million in the 2015 fiscal year second quarter. International net sales were $17.8 million compared to $19.0 million a year ago, which included a 5% negative impact on revenues from foreign currency headwinds.

The Company's GAAP net loss was $0.4 million, or $0.01 loss per share, compared to a net income of $1.3 million, or $0.04 per share, in the second quarter of fiscal 2015. Excluding the items shown in the attached quarterly non-GAAP reconciliation table, adjusted net income was $5.1 million, or $0.14 per share, compared to adjusted net income of $6.2 million, or $0.17 per share, from the year ago second quarter.

EBITDA was $8.4 million, or $0.23 per share, compared to $11.9 million, or $0.33 per share, a year ago. Adjusted EBITDA, excluding the items shown in the attached reconciliation table, was $13.4 million, or $0.37 per share, compared to $15.9 million, or $0.44 per share, in the year ago comparable period.

In the second quarter, the Company generated $9.6 million in operating cash flow. At November 30, 2015, cash and investments were $20.6 million and debt was $133.9 million.

Six Months Financial Results
For the six months ended November 30, 2015, net sales were $172.9 million compared to the $179.5 million reported a year ago. The Company's net loss was $1.1 million, or $0.03 per share, compared to net income of $1.8 million, or $0.05 per share, reported a year ago. Excluding the items shown in the attached quarterly non-GAAP reconciliation table, adjusted net income was $9.0 million, or $0.25 per share, compared to net income of $11.9 million, or $0.33 per share, a year ago. EBITDA was $16.6 million, or $0.45 per share, compared to EBITDA of $21.8 million, or $0.61 per share, a year ago. Adjusted EBITDA, excluding the items shown in the attached reconciliation table, was $25.3 million, or $0.69 per share, compared to $30.4 million, or $0.84 per share, in the year ago period.

Recent Events
•
The Company received letters from the United Stated Food and Drug Administration (FDA) closing out warning letters it received from the FDA in January 2011 regarding certain promotional activities related to the NanoKnife System, in May 2011 related to the company's Queensbury facility and in November 2014 related to the Glens Falls and Marlborough facilities. These actions resolved all outstanding FDA warning letters against AngioDynamics.

•	The company received eight regulatory clearances for products in various international markets, a total of 16 in the first half of the 2016 fiscal year.

•
The NanoKnife System was approved by South Korea's Ministry of Food and Drug Safety for the ablation of soft tissue. The Company is selling the NanoKnife system to healthcare providers in South Korea through exclusive distribution partnerships.  NanoKnife is now approved in 45 countries worldwide.

•
The Americas Hepato-Pancreato-Billiary Association (AHPBA) registered its first patient into a registry to capture patient and effectiveness data on the use of Irreversible Electroporation (IRE) utilizing NanoKnife for patients with pancreatic cancer.

Fiscal Year 2016 and Third Quarter Financial Guidance
The Company revised its FY2016 net sales guidance to $353 to $359 million and adjusted earnings per share (EPS) of $0.59 to $0.63. The Company expects third quarter net sales to be in the range of $84 to $87 million and adjusted EPS of $0.10 to $0.14.

Conference Call
AngioDynamics will host a conference call today at 4:30 p.m. ET to discuss its second quarter results. To participate in the live call by telephone, please call 1-888-455-2263 and reference the Conference ID: 1443554. In addition, a live webcast and archived replay of the call will be available at investors.angiodynamics.com. To access the live webcast, please go to the website 15-minutes prior its start to register, download and install the necessary software.

Use of Non-GAAP Measures
Management uses non-GAAP measures to establish operational goals, and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported net sales excluding a supply agreement; adjusted sales growth; EBITDA (income before interest, taxes, depreciation and amortization); adjusted EBITDA; adjusted gross profit; adjusted net income and adjusted earnings per share. Additionally, this press release evaluates results on a constant currency basis. As a non-GAAP measure, constant currency excludes the impact of foreign currency exchange rate fluctuations. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics' performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics' underlying business. Management encourages investors to review AngioDynamics' financial results prepared in accordance with GAAP to understand AngioDynamics' performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics' financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics
AngioDynamics Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, surgery, peripheral vascular disease and oncology. AngioDynamics' diverse product lines include market-leading ablation systems, fluid management systems, vascular access products, angiographic products and accessories, angioplasty products, drainage products, thrombolytic products and venous products. More information is available at www.AngioDynamics.com.

Trademarks
AngioDynamics, the AngioDynamics logo, BioFlo, Morpheus, NanoKnife and AngioVac, are trademarks and/or registered trademarks of AngioDynamics Inc., an affiliate or a subsidiary.

Safe Harbor
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics' expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2015 and its quarterly report on Form 10-Q for the fiscal period ended August 31, 2015. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue, and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three months ended		Six months ended
	Nov 30,	Nov 30,	Nov 30,	Nov 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Net sales	$89,234	$92,149	$172,937	$179,480
Cost of sales	43,400	44,493	83,929	85,999
Gross profit	45,834	47,656	89,008	93,481
% of net sales	51.4%	51.7%	51.5%	52.1%

Operating expenses
Research and development	6,179	6,069	12,381	12,787
Sales and marketing	20,569	20,983	41,128	41,050
General and administrative	8,089	7,973	15,516	15,296
Medical device excise tax	978	1,076	1,981	2,071
Amortization of intangibles	4,483	4,061	8,898	8,076
Change in fair value of contingent consideration	306	617	661	1,418
Acquisition, restructuring and other items, net	3,913	2,302	6,056	4,966
Total operating expenses	44,517	43,081	86,621	85,664
Operating income (loss)	1,317	4,575	2,387	7,817
Other income (expense), net	(2,045)	(1,746)	(3,789)	(3,570)
Income (loss) before income taxes	(728)	2,829	(1,402)	4,247
Income tax expense (benefit)	(366)	1,491	(283)	2,439
Net income (loss)	$(362)	$1,338	$(1,119)	$1,808

Earnings (loss) per share
Basic	$(0.01)	$0.04	$(0.03)	$0.05
Diluted	$(0.01)	$0.04	$(0.03)	$0.05

Weighted average shares outstanding
Basic	36,140	35,595	36,051	35,475
Diluted	36,140	36,127	36,051	36,012

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Gross Profit to non-GAAP Adjusted Gross Profit

	Three months ended		Six months ended
	Nov 30,	Nov 30,	Nov 30,	Nov 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Gross profit	$45,834	$47,656	$89,008	$93,481

Recall expenses included in cost of sales	(71)	-	(98)	-
Adjusted gross profit	$45,763	$47,656	$88,910	$93,481
Adjusted gross profit % of sales	51.3%	51.7%	51.4%	52.1%

Reconciliation of Net Income to non-GAAP Adjusted Net Income:

	Three months ended		Six months ended
	Nov 30,	Nov 30,	Nov 30,	Nov 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Net income (loss)	$(362)	$1,338	$(1,119)	$1,808

Recall expenses included in cost of sales	(71)	-	(98)	-
Amortization of intangibles	4,483	4,061	8,898	8,076
Change in fair value of contingent consideration	306	617	661	1,418
Acquisition, restructuring and other items, net (1)	3,913	2,302	6,056	4,966
Tax effect of non-GAAP items (2)	(3,211)	(2,089)	(5,364)	(4,389)
Adjusted net income	$5,058	$6,229	$9,034	$11,879

Reconciliation of Diluted Earnings Per Share to non-GAAP Adjusted Diluted Earnings Per Share:

	Three months ended		Six months ended
	Nov 30,	Nov 30,	Nov 30,	Nov 30,
	2015	2014	2015	2014
	(unaudited		(unaudited)

Diluted earnings (loss) per share	$(0.01)	$0.04	$(0.03)	$0.05

Recall expenses included in cost of sales	(0.00)	-	(0.00)	-
Amortization of intangibles	0.12	0.11	0.24	0.22
Change in fair value of contingent consideration	0.01	0.02	0.02	0.04
Acquisition, restructuring and other items, net (1)	0.11	0.06	0.17	0.14
Tax effect of non-GAAP items (2)	(0.09)	(0.06)	(0.15)	(0.12)
Adjusted diluted earnings per share	$0.14	$0.17	$0.25	$0.33

Adjusted diluted sharecount	36,416	36,127	36,545	36,012

(1)	Includes costs related to mergers and acquisition activities, integrations, restructurings, debt refinancings, litigation, and other items.
(2)	Represents the net tax effect of non-GAAP adjustments.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA:

	Three months ended		Six months ended
	Nov 30,	Nov 30,	Nov 30,	Nov 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Net income (loss)	$(362)	$1,338	$(1,119)	$1,808

Income tax expense (benefit)	(366)	1,491	(283)	2,439
Other income (expense), net	2,045	1,746	3,789	3,570
Depreciation and amortization	7,078	7,299	14,182	13,999
EBITDA	8,395	11,874	16,569	21,816

Recall expenses included in cost of sales	(71)	-	(98)	-
Change in fair value of contingent consideration	306	617	661	1,418
Acquisition, restructuring and other items, net (1,2)	3,536	1,927	5,302	4,216
Stock-based compensation	1,234	1,506	2,860	2,901
Adjusted EBITDA	$13,400	$15,924	$25,294	$30,351

Per diluted share:
EBITDA	$0.23	$0.33	$0.45	$0.61
Adjusted EBITDA	$0.37	$0.44	$0.69	$0.84

(1)	Includes costs related to mergers and acquisition activities, integrations, restructurings, debt refinancings, litigation, and other items.
(2)	Excludes depreciation expense captured in the depreciation and amortization component of the reconciliation.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
PRELIMINARY NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(unaudited in thousands)

	Three months ended					Six months ended
				Currency	Constant				Currency	Constant
	Nov 30,	Nov 30,	%	Impact	Currency	Nov 30,	Nov 30,	%	Impact	Currency
	2015	2014	Growth	(Pos) Neg	Growth	2015	2014	Growth	(Pos) Neg	Growth

Net Sales by Product Category
Peripheral Vascular	$51,051	$49,440	3%			$98,158	$96,801	1%
Vascular Access	25,023	27,968	-11%			49,667	54,393	-9%
Oncology/Surgery	12,422	13,634	-9%			23,706	25,996	-9%
Total Excluding Supply Agreement	88,496	91,042	-3%	1%	-2%	171,531	177,190	-3%	1%	-2%
Supply Agreement	738	1,107	-33%	0%	-33%	1,406	2,290	-39%	0%	-39%
Total	$89,234	$92,149	-3%	1%	-2%	$172,937	$179,480	-4%	1%	-3%
	0	0				0	0

Net Sales by Geography
United States	$70,651	$72,058	-2%	0%	-2%	$139,021	$140,438	-1%	0%	-1%
International	17,845	18,984	-6%	5%	-1%	32,510	36,752	-12%	6%	-6%
Supply Agreement	738	1,107	-33%	0%	-33%	1,406	2,290	-39%	0%	-39%
Total	$89,234	$92,149	-3%	1%	-2%	$172,937	$179,480	-4%	1%	-3%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	Nov 30,	May 31,
	2015	2015
	(unaudited)	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$18,996	$18,391
Marketable securities	1,639	1,689
Total cash and investments	20,635	20,080

Accounts receivable, net	53,118	58,428
Inventories	70,813	67,388
Prepaid income taxes	1,123	770
Prepaid expenses and other	5,869	4,783
Total current assets	151,558	151,449

Property, plant and equipment, net	51,153	54,560
Intangible assets, net	172,511	181,806
Goodwill	361,252	361,252
Deferred income taxes, long-term	19,826	19,268
Other non-current assets	4,071	5,288
Total Assets	$760,371	$773,623

Liabilities and Stockholders' Equity
Accounts payable	$21,701	$23,668
Accrued liabilities	16,975	18,331
Income taxes payable	403	439
Current portion of long-term debt	11,250	8,750
Current portion of contingent consideration	9,775	9,969
Total current liabilities	60,104	61,157
Long-term debt, net of current portion	122,660	128,910
Deferred income taxes, long-term	1,119	1,119
Contingent consideration, net of current portion	28,074	37,415
Other long-term liabilities	775	-
Total Liabilities	212,732	228,601

Stockholders' equity	547,639	545,022
Total Liabilities and Stockholders' Equity	$760,371	$773,623

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended		Six months ended
	Nov 30,	Nov 30,	Nov 30,	Nov 30,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income (loss)	$(362)	$1,338	$(1,119)	$1,808
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,197	7,299	14,420	13,999
Stock-based compensation	1,234	1,506	2,860	2,901
Change in fair value of contingent consideration	306	617	661	1,418
Fixed and intangible asset impairments and disposals	402	-	622	-
Deferred income taxes	(412)	1,575	(607)	3,685
Change in accounts receivable allowance	229	218	338	345
Other	(248)	(279)	(261)	(89)
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(1,017)	(2,746)	4,908	3,069
Inventories	3,449	(4,894)	(3,473)	(14,081)
Prepaid and other assets	354	(876)	(1,600)	(3,712)
Accounts payable and accrued liabilities	(1,553)	(5,905)	(2,471)	(6,138)
Net cash provided by (used in) operating activities	9,579	(2,147)	14,278	3,205

Cash flows from investing activities:
Additions to property, plant and equipment	(425)	(2,419)	(1,168)	(7,523)
Acquisition of intangible assets	-	(96)	-	(250)
Other cash flows from investing activities	25	-	25	-
Net cash provided by (used in) investing activities	(400)	(2,515)	(1,143)	(7,773)

Cash flows from financing activities:
Repayment of long-term debt	(2,500)	(1,250)	(3,750)	(2,500)
Proceeds from issuance of long-term debt and revolver borrowings	-	15,000	-	15,000
Payment of Contingent Consideration	(7,750)	(9,122)	(9,850)	(11,222)
Proceeds from exercise of stock options and ESPP	(49)	1,144	1,230	2,103
Net cash provided by (used in) financing activities	(10,299)	5,772	(12,370)	3,381

Effect of exchange rate changes on cash	(152)	(41)	(160)	(41)
Increase (Decrease) in cash and cash equivalents	(1,272)	1,069	605	(1,228)

Cash and cash equivalents
Beginning of period	20,268	13,808	18,391	16,105
End of period	$18,996	$14,877	$18,996	$14,877